REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR FIRST QUARTER 2014

MIAMI, May 12, 2014 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L., or the “Company”) reported financial results today for the first quarter ended March 31, 2014.

•	Total Revenue was a record $132.3 million in the first quarter of 2014 compared to $124.3 million in the first quarter of 2013.

•	Adjusted EBITDA was $22.9 million in the first quarter of 2014, an increase of 17.4% compared with $19.5 million in the first quarter of 2013.

•	Net Income was $1.8 million in the first quarter of 2014, compared with net loss of $5.0 million in the first quarter of 2013.

•	Net Yield increased 9.1% to a record $524.40 for the quarter compared with $480.44 in the first quarter of 2013.

•
Occupancy was a record 95.1%, an increase of 3.1 percentage points from a year earlier, while capacity during the quarter was 167,300 Available Passenger Cruise Days compared to 170,100 in the first quarter of 2013, due to 4 of the 10-day scheduled Seven Seas Mariner drydock occurring in March 2014.

Commenting on the first quarter of 2014, the Company's Chairman and CEO, Frank Del Rio stated, “We are pleased with our financial results, including record revenues, Net Yields and occupancy for the quarter. In April, Seven Seas Mariner emerged from a scheduled drydock, undergoing a substantial renewal of the interior décor and a scheduled overhaul of the ship’s pod propulsion system. During the quarter, we were honored to be named "Best Cruise Line for Luxury Ocean Cruises" at the Luxury Travel Advisor Awards of Excellence. We believe this award and our strong financial performance are a reflection of our commitment to meet and exceed the expectations of our guests and our travel agent partners."
Other key operating metrics for the first quarter of 2014 compared to the prior year are as follows:

•	Net Cruise Cost, excluding Fuel and Other expense, per APCD, increased 1.7% for the quarter compared to the first quarter of 2013 due to fewer Available Passenger Cruise Days.

•	Fuel expense, net of settled fuel hedges, was $10.6 million for the quarter compared to $11.3 million for the first quarter of 2013, driven by lower prices and consumption.

•	Other expense was $3.5 million for the quarter compared to $1.2 million for the first quarter of 2013 due to 4 of the 10-day scheduled Seven Seas Mariner drydock occurring in March 2014.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world’s most inclusive luxury cruise line.  The line’s fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, all gratuities, a pre-cruise luxury hotel package and complimentary Wi-Fi for those guests staying in concierge and higher suites.  Three award-winning, all-suite vessels, Seven Seas Navigator, Seven Seas Mariner, and Seven Seas Voyager, are among the most spacious at sea and visit more than 250 destinations around the globe.  The line is currently building the Seven Seas Explorer, which will be delivered in the summer of 2016.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Jason Lasecki
Senior Director, Finance	Senior Director, Public Relations
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	jlasecki@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is net income (loss) excluding depreciation and amortization, interest income, interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments in connection with the calculation of certain financial ratios in accordance with our credit agreements.

Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.

EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).

Gross Yield represents total revenue per APCD.

Net Per Diem represents Net Revenue divided by Passenger Days Sold.

Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.

Net Yield represents Net Revenue per APCD.

Occupancy is calculated by dividing Passenger Days Sold by APCD.

Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We utilize a variety of operational and financial metrics which are defined below to evaluate our performance and financial condition. We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Per Diems and Net Yields to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of our performance. Some of these measures are commonly used in the cruise industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within our industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
EBITDA and Adjusted EBITDA are used by management to measure operating performance of the business. Management believes EBITDA and Adjusted EBITDA, when considered along with other performance measures, are useful measures as they reflect certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While neither EBITDA nor Adjusted EBITDA is a recognized measure under GAAP, management uses these financial measures to evaluate and forecast our business performance. These non-GAAP financial measures have certain material limitations, including:

•
They do not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
They do not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA and Adjusted EBITDA, as defined, as only two of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our first quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, adverse economic conditions that may affect consumer demand for cruises, such as declines in the securities and real estate markets, declines in disposable income and consumer confidence, changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies, as well as non-cruise vacation alternatives; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; changes in interest rates, fuel costs, or foreign currency rates; the risks associated with operating internationally; changes in general economic, business and geopolitical conditions; the impact of changes in the global credit markets on our ability to borrow and our counterparty credit risks, including with respect to our credit facilities, derivative instruments, contingent obligations and insurance contracts; the impact of problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; adverse events impacting the security of travel that may affect consumer demand for cruises, such as terrorist acts, acts of piracy, armed conflict and other international events, including political hostilities or war; the impact of the spread of contagious diseases; the impact of mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting from emergency ship repairs, as well as scheduled maintenance, repairs and refurbishment of our ships; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could, in each case, cause reputation harm, the modification of itineraries or cancellation of a cruise or series of cruises; the continued availability of attractive port destinations; our ability to attract and retain qualified shipboard crew members and key personnel; changes involving the corporate, tax, environmental, health, safety and other regulatory regimes in which we operate; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at http://www.rssc.com/about/investors/.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Revenue
Passenger ticket	$118,897	$113,438
Onboard and other	13,372	10,879
Total revenue	132,269	124,317

Cruise operating expense
Commissions, transportation and other	40,259	39,915
Onboard and other	4,278	2,680
Payroll, related and food	19,546	19,336
Fuel	10,662	11,477
Other ship operating	9,370	9,639
Other	3,549	1,249
Total cruise operating expense	87,664	84,296
Other operating expense
Selling and administrative	22,364	22,280
Depreciation and amortization	9,288	9,253
Total operating expense	119,316	115,829
Operating income	12,953	8,488

Non-operating income (expense)
Interest income	81	75
Interest expense	(8,574)	(10,048)
Other income (expense)	(2,489)	(3,485)
Total non-operating expense	(10,982)	(13,458)
Income (loss) before income taxes	1,971	(4,970)
Income tax expense	(174)	(79)
Net income (loss)	$1,797	$(5,049)

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	March 31,	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$109,669	$138,526
Restricted cash	367	367
Trade and other receivables, net	12,410	7,706
Inventories	7,615	7,352
Prepaid expenses	20,717	21,266
Other current assets	2,484	3,007
Total current assets	153,262	178,224
Property and equipment, net	652,164	651,286
Goodwill	404,858	404,858
Intangible assets, net	81,000	81,324
Other long-term assets	25,311	36,776
Total assets	$1,316,595	$1,352,468

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$2,386	$5,798
Related party payables	3,172	1,560
Accrued expenses	52,244	48,154
Passenger deposits	199,411	194,173
Current portion of long-term debt	2,222	2,679
Total current liabilities	259,435	252,364
Long-term debt	466,938	516,833
Other long-term liabilities	14,116	8,896
Total liabilities	740,489	778,093
Commitments and contingencies
Members' equity
Contributed capital	564,640	564,830
Retained earnings	8,640	6,843
Accumulated other comprehensive income	2,826	2,702
Total members' equity	576,106	574,375
Total liabilities and members' equity	$1,316,595	$1,352,468

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$1,797	$(5,049)
Adjustments:
Depreciation and amortization	9,288	9,253
Amortization of deferred financing costs	535	504
Accretion of debt discount	150	201
Stock-based compensation	190	251
Change in fair value of derivative contracts	453	(425)
Loss on disposals of property and equipment	165	—
Loss on early extinguishment of debt, excluding prepayment penalty	2,008	2,500
Prepayment penalty excluded from loss on early extinguishment of debt	—	(2,093)
Other, net	126	(11)
Changes in operating assets and liabilities:
Trade and other accounts receivable	(4,704)	(3,787)
Prepaid expenses and other current assets	(499)	(1,142)
Inventories	(263)	24
Accounts payable and accrued expenses	5,559	5,257
Passenger deposits	10,525	21,219
Net cash provided by operating activities	25,330	26,702
Cash flows from investing activities
Purchases of property and equipment	(10,523)	(3,337)
Change in restricted cash	12,016	(25)
Acquisition of non-compete	(38)	(90)
Net cash provided by (used in) investing activities	1,455	(3,452)
Cash flows from financing activities
Repayment of long-term debt	(50,865)	—
Payments on other financing obligations	—	(2,000)
Debt related costs	(4,593)	(955)
PCI offering costs	(158)	—
Net cash used in by financing activities	(55,616)	(2,955)

Effect of exchange rate changes on cash and cash equivalents	(26)	(209)
Net (decrease) increase in cash and cash equivalents	(28,857)	20,086
Cash and cash equivalents
Beginning of period	138,526	99,857
End of period	$109,669	$119,943

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(UNAUDITED)

The following table sets forth selected statistical information:

	Three Months Ended March 31,
	2014	2013
Passenger Days Sold	159,057	156,527
APCD	167,300	170,100
Occupancy	95.1%	92.0%

Adjusted EBITDA was calculated as follows:

(in thousands)	Three Months Ended March 31,
	2014	2013
Net income (loss)	$1,797	$(5,049)
Interest income	(81)	(75)
Interest expense	8,574	10,048
Depreciation and amortization	9,288	9,253
Income tax (benefit) expense, net	174	79
Other (income) expense	2,489	3,485
Equity-based compensation/transactions (a)	190	251
Fuel hedge gain (b)	70	147
Loss on disposal (c)	160	—
Other addback expenses per credit agreement (d)	279	1,336
Adjusted EBITDA	$22,940	$19,475

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(c)	Loss on disposal represents write-off of property and equipment during drydocks.

(d)
Other addback expenses per credit agreement represents the net impact of expenses associated with professional fees and other costs associated with raising capital through debt and equity offerings and certain legal fees. Also included are costs associated with personnel changes and other corporate reorganizations to improve efficiencies.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(UNAUDITED)

Net Per Diem, Gross Yield and Net Yield were calculated as follows (in thousands, except Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended March 31,
	2014	2013
Passenger ticket revenue	$118,897	$113,438
Onboard and other revenue	13,372	10,879
Total revenue	132,269	124,317
Less:
Commissions, transportation and other expense	40,259	39,915
Onboard and other	4,278	2,680
Net Revenue	$87,732	$81,722

Passenger Days Sold	159,057	156,527
APCD	167,300	170,100
Net Per Diem	$551.58	$522.10
Gross Yield	790.61	730.85
Net Yield	524.40	480.44

Gross Cruise Cost and Net Cruise Cost were calculated as follows:(in thousands, except APCD and cost per APCD):

	Three Months Ended March 31,
	2014	2013
Total cruise operating expense	$87,664	$84,296
Selling and administrative expense	22,364	22,280
Gross Cruise Cost	110,028	106,576
Less:
Commissions, transportation and other expense	40,259	39,915
Onboard and other	4,278	2,680
Net Cruise Cost	65,491	63,981
Less:
Fuel	10,662	11,477
Other expense	3,549	1,249
Net Cruise Cost, excluding Fuel and Other	51,280	51,255

APCD	167,300	170,100
Gross Cruise Cost per APCD	$657.67	$626.55
Net Cruise Cost per APCD	391.46	376.14
Net Cruise Cost, excluding Fuel and Other, per APCD	306.52	301.32